Exhibit 10.6

VERRA MOBILITY CORPORATION

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

Verra Mobility Corporation, a Delaware corporation (the “Company”) has granted to the Participant an award (the “Award”) of certain units pursuant to the Verra Mobility Corporation 2018 Equity Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) share of Stock, as follows:

Participant:	Employee ID:
Date of Grant:
Total Number of Units:	(each a “Unit”), subject to adjustment as provided by the Restricted Stock Units Agreement.
Settlement Date:	Except as provided by the Restricted Stock Units Agreement, the Settlement Date shall be within sixty (60) days following the date on which a Unit becomes a Vested Unit.
Vesting Start Date:	[ ]
Vested Units:

Except as provided in the Restricted Stock Units Agreement and provided that the Participant’s Service has not terminated prior to the applicable date, the number of Vested Units (disregarding any resulting fractional Unit) shall cumulatively increase on each respective date set forth below by the Vested Percentage set forth opposite such date, as follows:

	Vesting Date	Vested Percentage
	Prior to first anniversary of Vesting Start Date	0%
	On first anniversary of Vesting Start Date (the “Vesting Date”)	100%
Superseding Agreement:	None.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Restricted Stock Units Agreement and the Plan, both of which are made a part of this document, and by the Superseding Agreement, if any. Capitalized terms used but not defined herein have the meanings set forth in the Plan or Restricted Stock Units Agreement, as applicable. The Participant acknowledges that copies of the Plan, the Restricted Stock Units Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Restricted Stock Units Agreement and the Plan, and hereby accepts the Award subject to all of their terms and conditions.

VERRA MOBILITY CORPORATION	PARTICIPANT

By:
[officer name]	Signature
[officer title]
Date
Address:
Address

ATTACHMENTS: 2018 Equity Incentive Plan, as amended to the Date of Grant; Restricted Stock Units Agreement and Plan Prospectus

VERRA MOBILITY CORPORATION

RESTRICTED STOCK UNITS AGREEMENT

(For Non-U.S. Participants)

Verra Mobility Corporation, a Delaware corporation (the “Company”) has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Agreement (the “Agreement”) is attached an Award consisting of Restricted Stock Units (each a “Unit”) subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to the Verra Mobility Corporation 2018 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference, except as expressly modified or contradicted by the provisions of this Agreement. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.
Definitions and Construction.
1.1
Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.
1.2
Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
2.
Administration.

All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

3.
The Award.
3.1
Grant of Units. On the Date of Grant, the Participant shall acquire, subject to the provisions of this Agreement, the Total Number of Units set forth in the Grant Notice, subject to adjustment as provided in Section 9. Each Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) share of Stock.
3.2
No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or shares of Stock issued upon settlement of the Units, the consideration for which shall be past services actually rendered or future services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Units.
4.
Vesting of Units.

Units acquired pursuant to this Agreement shall become Vested Units as provided in the Grant Notice. For purposes of determining the number of Vested Units following an Ownership Change Event, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after the Ownership Change Event.

5.
Company Reacquisition Right.
5.1
Grant of Company Reacquisition Right. Except to the extent otherwise provided by the Superseding Agreement, if any, or in the Grant Notice, in the event that the Participant’s Service terminates for any reason or no reason, with or without cause, the Participant shall forfeit and the Company shall automatically reacquire all Units which are not, as of the time of such termination, Vested Units (“Unvested Units”), and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).
5.2
Ownership Change Event, Non-Cash Dividends, Distributions and Adjustments. Upon the occurrence of an Ownership Change Event, a dividend or distribution to the stockholders of the Company paid in shares of Stock or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 9, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of the Participant’s ownership of Unvested Units shall be immediately subject to the Company Reacquisition Right and included in the terms “Units” and “Unvested Units” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Units immediately prior to the Ownership Change Event, dividend, distribution or adjustment, as the case may be. For purposes of determining the number of Vested Units following an Ownership Change Event, dividend, distribution or adjustment, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after any such event.

6.
Settlement of the Award.
6.1
Issuance of Shares of Stock. Subject to the provisions of Section 6.3, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Unit to be settled on such date one (1) share of Stock. The Settlement Date with respect to a Unit shall be (a) the date on which such Unit becomes a Vested Unit as provided by the Grant Notice, or (b) as otherwise provided in the Grant Notice (an “Original Settlement Date”); provided, however, that if the tax withholding obligations of a Participating Company, if any, will not be satisfied by the share withholding method described in Section 7.3 and the Original Settlement Date would occur on a date on which a sale by the Participant of the shares to be issued in settlement of the Vested Units would violate the Trading Compliance Policy of the Company, then the Settlement Date for such Vested Units shall be deferred until the next day on which the sale of such shares would not violate the Trading Compliance Policy, but in any event on or before the 15th day of the third calendar month following calendar year of the Original Settlement Date. Shares of Stock issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 6.3, Section 7 or the Company’s Trading Compliance Policy.
6.2
Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice. Except as provided by the foregoing, a certificate for the shares acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.
6.3
Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
6.4
Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award.

7.
Tax Withholding.
7.1
In General. Regardless of any action taken by the Company or any other Participating Company with respect to any or all income tax, withholding tax, social insurance, National Insurance Contributions (including superannuation guarantee), payroll tax, payment on account or other tax-related obligations in connection with any aspect of the Award, including the grant, vesting or settlement of the Award, the subsequent sale of shares acquired pursuant to such settlement, or the receipt of any dividends (the “Tax Obligations”), the Participant acknowledges that the ultimate liability for all Tax Obligations legally due by the Participant is and remains the Participant’s responsibility and that the Company (a) makes no representations or undertakings regarding the treatment of any Tax Obligations and (b) does not commit to structure the terms of the grant or any other aspect of the Award to reduce or eliminate the Participant’s liability for Tax Obligations. The Participant shall pay, reimburse or make adequate arrangements satisfactory to the Company to satisfy all Tax Obligations of the Company and any other Participating Company at the time such Tax Obligations arise. In this regard, the Participant hereby authorizes withholding of all applicable Tax Obligations from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for withholding of all applicable Tax Obligations, if any, by each Participating Company which arise in connection with the Award. The Company shall have no obligation to process the settlement of the Award or to deliver shares until the Tax Obligations as described in this Section have been satisfied by the Participant.
7.2
Assignment of Sale Proceeds. Subject to compliance with applicable law, including local law, and the Company’s Trading Compliance Policy, if permitted by the Company, the Participant may satisfy the Tax Obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to a Participating Company of the proceeds of a sale with respect to some or all of the shares being acquired upon settlement of Units.
7.3
Withholding in Shares. If permissible under applicable law, including local law, the Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of the Tax Obligations by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the Award a number of whole shares having a fair market value, as determined by the Company as of the date on which the Tax Obligations arise, not in excess of the amount of such Tax Obligations determined by the applicable minimum statutory withholding rates.
8.
Effect of Change in Control.

In the event of a Change in Control, the Award shall be treated as set forth in Section 13 of the Plan.

9.
Adjustments for Changes in Capital Structure.

The Award shall be subject to and treated as set forth in Section 4.3 of the Plan.

10.
Rights as a Stockholder.

The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 9.

11.
Service and Employment Conditions.

In accepting the Award, the Participant acknowledges, understands and agrees that, subject to applicable law:

(a)
Any notice period mandated under local law shall not be treated as Service for the purpose of determining the vesting of the Award; and the Participant’s right to receive shares in settlement of the Award after the termination of Service, if any, will be measured by the date of termination of the Participant’s active Service and will not be extended by any notice period mandated under local law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.
(b)
The vesting of the Award shall cease upon, and no Units shall become Vested Units following, the Participant’s termination of Service for any reason except as may be explicitly provided by the Plan or this Agreement.
(c)
The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement, or otherwise prohibited by law with respect to the Participant.
(d)
The grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past.
(e)
All decisions with respect to future Award grants, if any, will be at the sole discretion of the Company.
(f)
The Participant’s participation in the Plan shall not create a right to further Service with any Participating Company and shall not interfere with the ability of with any Participating Company to terminate the Participant’s Service at any time, with or without cause.
(g)
The Participant is voluntarily participating in the Plan.
(h)
The Award is an extraordinary item that does not constitute compensation of any kind for Service of any kind rendered to any Participating Company, and which is outside the scope of the Participant’s employment contract, if any.

(i)
The Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.
(j)
In the event that the Participant is not an employee of the Company, the Award grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore the Award grant will not be interpreted to form an employment contract with any other Participating Company.
(k)
The future value of the underlying shares is unknown and cannot be predicted with certainty. If the Participant obtains shares upon settlement of the Award, the value of those shares may increase or decrease.
(l)
No claim or entitlement to compensation or damages arises from termination of the Award or diminution in value of the Award or shares acquired upon settlement of the Award resulting from termination of the Participant’s Service (for any reason whether or not in breach of local law) and the Participant irrevocably releases the Company and each other Participating Company from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such a claim.
12.
Data Privacy.

The following provisions shall only apply to the Participant if he or she resides outside the US, the EU, EEA, and UK:

(a)
The Participant acknowledges the collection, use, disclosure and transfer to the United States and other jurisdictions, in electronic or other forms, of his or her personal data as described in this Agreement and any other award materials (“Data”) by and among, as applicable, the Participating Company Group for the exclusive purpose of implementing, administering, and managing his or her participation in the Plan. If the Participant does not choose to participate in the Plan, his or her employment status or service with the Participating Company Group will not be adversely affected.
(b)
The Participant understands that the Participating Company Group may collect, maintain, process and disclose, certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification numbers, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all equity awards or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the exclusive purpose of implementing, administering and, managing the Plan.
(c)
The Participant understands that Data will be transferred to one or more service provider(s) selected by the Company, which may assist the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different, including less stringent, data privacy laws and protections than his or her country. The Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other forms, for the sole purpose of implementing, administering and managing his or her participation in the Plan.
(d)
The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan, including to maintain records regarding participation. The Participant understands that if he or she resides in certain jurisdictions, to the extent required by applicable law, he or she may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting these Units, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Participant understands that he or she is providing these consents on a purely voluntary basis. If the Participant does not consent or if he or she later seeks to revoke his or her consent, his or her engagement as a service provider with the Participating Company Group will not be adversely affected; the only consequence of refusing or withdrawing his or her consent is that the Company will not be able to grant him or her Units under the Plan or administer or maintain Units. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan (including the right to retain the Units). The Participant understands that he or she may contact his or her local human resources representative for more information on the consequences of his or her refusal to consent or withdrawal of consent.

The following provisions shall only apply to the Participant if he or she resides in the EU, EEA, or EU privacy laws are otherwise applicable:

(a)
Data Collected and Purposes of Collection. The Participant understands that the Company, acting as the controller, as well as the employing Participating Company, will process, to the extent permissible under applicable law, certain personal information about the Participant, including name, home address, and telephone number, information necessary to process the Units (e.g., mailing address for a check payment or bank account wire transfer information), date of birth, social insurance number or other identification numbers, salary, nationality, job title, employment location, details of all Units granted, canceled, vested, unvested or outstanding in the Participant’s favor, and where applicable service termination date and reason for termination, any capital shares or directorships held in the Company (where needed for legal or tax compliance), and any other information necessary to process mandatory tax withholding and reporting (all such personal information is referred to as “Data”). The Data is collected from the Participant, and from the Participating Company Group, for the purposes of implementing, administering, and managing the Plan pursuant to its terms and to efficiently protect the Company’s and the Participant’s rights and (legal) obligations. To the extent the Plan is part of the Participant’s (employment) agreement, the legal bases (that is, the legal justification) for processing the Data is that it is necessary to perform, administer and manage the Plan in accordance with applicable law and the employment agreement. The Company furthermore processes the Data to maintain its administration, which is its legitimate interest, subject to the Participant’s interest and fundamental rights. The Data must be provided in order for the Participant to participate in the Plan and for the parties to this Agreement to perform their respective obligations thereunder. If the Participant does not provide Data, he or she will not be able to participate in the Plan and become a party to this Agreement.
(b)
Transfers and Retention of Data. The Participant understands that the Data will be transferred to and among the Participating Company Group, as well as service providers (such as stock administration providers, brokers, transfer agents, accounting firms, payroll processing firms or tax firms), for the purposes explained above. The Participant understands that the recipients of the Data may be located in the United States and in other jurisdictions outside of the European Economic Area where we or our service providers have operations. Some of these other jurisdictions have not been found by the European Commission to have adequate data protection safeguards. If the Participating Company Group transfer Data outside of the European Economic Area, we will take steps as required and recognized by the European Commission to provide adequate safeguards for the transferred Data. The Participant has a right to obtain details of the mechanism(s) under which the Participant’s Data is transferred outside of the European Economic Area, or the United Kingdom, which the Participant may exercise by contacting privacy@verramobility.com.
(c)
The Participant’s Rights in Respect of Data. The Participant has the right to access the Participant’s Data being processed by the Company as well as understand why Company is processing such Data. Additionally, subject to applicable law, the Participant is entitled to have any inadequate, incomplete or incorrect Data corrected (that is, rectified). Further, subject to applicable law, the Participant may be entitled to the following rights in regard to his or her Data: (i) to object to the processing of Data; (ii) to have his or her Data erased, under certain circumstances, such as where it is no longer necessary in relation to the purposes for which it was processed; (iii) to restrict the processing of the Participant’s Data under certain circumstances; (iv) to port a copy of the Data provided pursuant to this Agreement or generated by the Participant, in a common machine-readable format; and (v) to obtain a copy of the appropriate safeguards under which Data is transferred to a third country or international organization. To exercise his or her rights, the Participant may contact the applicable human resources representative and/or privacy@verramobility.com. The Participant may also contact the relevant data protection supervisory authority, as he or she has the right to lodge a complaint. For more information, please see the employee privacy notice previously provided to you.

The following provisions shall only apply to the Participant if he or she resides in the UK or UK privacy laws are otherwise applicable:

(a)
Data Collected and Purposes of Collection. The Participant understands that the Company and/or any other Participating Company including the employing Participating Company (in each case acting as controller, where applicable), will process, to the extent permissible under applicable law, certain personal information about the Participant, including name, home address and telephone number, information necessary to process the Units (e.g., mailing address for a check payment or bank account wire transfer information), date of birth, social insurance number or other identification numbers, salary, nationality, job title, employment location, details of all Units granted, canceled, vested, unvested or outstanding in the Participant’s favor, and where applicable service termination date and reason for termination, any capital shares or directorships held in the Company (where needed for legal or tax compliance), and any other information necessary to process mandatory tax withholding and reporting (all such personal information relating to the Participant is referred to as “Data”). The Data is collected from the Participant, and from the Participating Company Group (including the Company and the employing Participating Companies), for the purpose of implementing, administering and managing the Plan and this Agreement pursuant to their terms.
(b)
The legal bases (that is, the legal justification) for processing the Data is that it is, where applicable, necessary to perform, administer and manage the Plan, necessary to comply with applicable legal obligations, in exceptional circumstances vital interests or in the Company or another Participating Company’s legitimate interests - which means the Company or another Participating Company is using the relevant Data to conduct, develop and protect its business activities (for example, internal reporting and audit and compliance activities) subject to the Participant’s interest and fundamental rights. The Data must be provided in order for the Participant to participate in the Plan and for the parties to this Agreement to perform their respective obligations thereunder. If the Participant does not provide Data, he or she will not be able to participate in the Plan and become a party to this Agreement. We may collect and process special category data (e.g. health information) relating to the Participant in the context of the employment relationship and we may rely upon the Participant's explicit consent to process such data, for example where we are required to do so by law or if no other legal basis applies (see the employee notice previously provided to you for more information). We may, in certain circumstances, also use such information to operate the Plan (for example, to determine if vesting of a Participant's Units will accelerate as a result of termination of Service due to Disability). If we ask the Participant for consent to process their Data, the Participant is not obliged to provide it, and such decision will not affect their employment status or Service with any Participating Company. The Participant may withdraw their consent at any time by contacting his or her local human resources representative. Sometimes a Participating Company may also need to process information relating to the identity of the Participant's spouse or civil partner or another beneficiary in respect of whom a Beneficiary Designation is made by the Participant (e.g. contact details) in order to operate the Plan and/or this Agreement. If it does need to do this, it will adopt a valid lawful basis including legitimate interests, contractual necessity, or consent, as appropriate.
(c)
Data Sharing, Transfers and Retention of Data. The Participant understands that certain of the Data will be transferred to and among the Company and the other members of the Participating Company Group, as well as service providers (such as stock administration providers, brokers, transfer agents, accounting firms, payroll processing firms or tax firms), and third parties where applicable (e.g. designated beneficiaries and/or personal representatives of the Participant’s estate) for the purposes explained above, and with law enforcement agencies, courts, regulators, government authorities or other third parties where required by applicable law or to protect the rights of the Company, another Participating Company or a third party. The Participant understands that the recipients of the Data may be located in the

United States and in other jurisdictions outside of the United Kingdom where we or our service providers have operations. The United States and some of these other jurisdictions have not been found by the European Commission or United Kingdom Government to have adequate data protection safeguards. If a Participating Company transfers Data outside of the European Economic Area or United Kingdom, we will take steps as required and recognized by relevant law (including UK law) as applicable (including where recognized by the United Kingdom Government or agencies in the UK) to provide adequate safeguards for the transferred Data (such as contractual commitments). The Participant has a right to obtain details of the mechanism(s) under which the Data is transferred outside of the European Economic Area, or the United Kingdom, which the Participant may exercise by contacting privacy@verramobility.com. Data will be held only as long as is necessary for the purposes described above, including to maintain records regarding participation. We implement technical and organizational measures to ensure a level of security appropriate to the risk to the personal data we process.
(d)
The Participant’s Rights in Respect of Data. The Participant has the right, subject to applicable law, to access the Data being processed by the Company as well as understand why Company is processing such Data. Additionally, subject to applicable law, the Participant is entitled to have any inadequate, incomplete or incorrect Data corrected (that is, rectified). Further, subject to applicable law, the Participant may be entitled to the following rights in regard to his or her Data: (i) to object to the processing of Data; (ii) to have his or her Data erased, under certain circumstances, such as where it is no longer necessary in relation to the purposes for which it was processed; (iii) to restrict the processing of the Data (i.e. limit the way the Company can process the Data) under certain circumstances; (iv) to port a copy of the Data provided pursuant to this Agreement or generated by the Participant, in a common machine-readable format; and (v) to obtain a copy of the appropriate safeguards under which Data is transferred to a third country or international organization as described above. To exercise his or her rights, the Participant may contact the applicable/local human resources representative. The Participant may also contact the relevant data protection supervisory authority, as he or she has the right to lodge a complaint. For more information, please see the employee privacy notice previously provided to you.
13.
Legends.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

14.
Compliance with Section 409A.

It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in Section 409A Deferred Compensation shall comply in all respects with the applicable requirements of Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Committee in good faith) to avoid the unfavorable tax consequences provided therein for non‑compliance. In connection with effecting such compliance with Section 409A, the following shall apply:

14.1
Separation from Service; Required Delay in Payment to Specified Employee. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s termination of Service which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”) shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of the Section 409A Regulations. Furthermore, to the extent that the Participant is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Participant’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Participant’s separation from service shall be paid to the Participant before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.
14.2
Other Changes in Time of Payment. Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits under this Agreement in any manner which would not be in compliance with the Section 409A Regulations.
14.3
Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations without prior notice to or consent of the Participant. The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.
14.4
Advice of Independent Tax Advisor. The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.
15.
Miscellaneous Provisions.
15.1
Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that except as provided in Section 8 in connection with a Change in Control, no such termination or amendment may have a materially adverse effect on the Participant’s rights under this Agreement without the consent of the

Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A, as applicable. No amendment or addition to this Agreement shall be effective unless in writing.
15.2
Nontransferability of the Award. Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.
15.3
Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
15.4
Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
15.5
Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
(a)
Description of Electronic Delivery and Signature. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company. Any and all such documents and notices may be electronically signed.
(b)
Consent to Electronic Delivery and Signature. The Participant acknowledges that the Participant has read Section 15.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 15.5(a). The Participant agrees that any and all such documents requiring a signature may be electronically signed and that such electronic signature shall have the same effect as a handwritten signature for the purposes of validity, enforceability and admissibility. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 15.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 15.5(a).
15.6
Relocation Outside the United States. If the Participant relocates to a country outside the United States, the Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Units and on any shares of Stock acquired under the Plan, to the extent the Company determines necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
15.7
Country-Specific Terms and Conditions. Notwithstanding any other provision of this Agreement to the contrary, the Award shall be subject to the specific terms and conditions, if any, set forth in Appendix A to this Agreement which are applicable to the Participant’s country of residence, the provisions of which are incorporated in and constitute part of this Agreement. Moreover, if the Participant relocates to one of the countries included in Appendix A, the specific terms and conditions applicable to such country will apply to the Award to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan or this Agreement.
15.8
Foreign Exchange / Exchange Control. The Participant acknowledges and agrees that it is the Participant’s sole responsibility to investigate and comply with any applicable foreign exchange or exchange control laws in connection with the issuance, delivery or sale of the shares of Stock pursuant to the Award and that the Participant shall be responsible for any associated compliance or reporting of inbound international fund transfers required under applicable law. The Participant is advised to seek appropriate professional advice as to how the foreign exchange or exchange control regulations apply to the Participant’s specific situation.
15.9
Language. If Participant has received this Agreement, or any other document related to the Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, subject to local law.
15.10
Integrated Agreement. The Grant Notice, this Agreement and the Plan, together with the Superseding Agreement, if any, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.
15.11
Applicable Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.
15.12
Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

APPENDIX A

VERRA MOBILITY CORPORATION

2018 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNITS AGREEMENT

FOR NON-US PARTICIPANTS

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Award granted to Participant under the Plan if he or she resides in one of the countries listed below. Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the main body of the Agreement.

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of February 2026. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Appendix as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant vests in the Shares or sells the Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws of Participant’s country may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working or transfers to another country after the grant of the Restricted Stock Units, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Participant in the same manner. In addition, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to the Participant under these circumstances.

AUSTRALIA

Notifications

Securities Law Information. The offer of the Award in Australia is made under Division 1A of Part 7.12 of the Corporations Act 2001 (Cth) (“Corporations Act”) and is intended to comply with the provisions of the Corporations Act. If a Participant acquires Stock under the Plan and subsequently offers such Stock for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice regarding any applicable disclosure requirements prior to making any such offer.

No Advice or Recommendation. This Agreement is not intended to provide the sole or principal basis of any investment or credit decision or any other risk evaluation. The information contained in this Agreement is not financial product advice, investment advice or a recommendation by the Company or any other person that subscribes for shares of Stock in the Company. To the extent any offering material is taken to contain any financial product advice, such advice is general advice only and has been prepared without taking into account any recipients’ objectives, financial situation or needs. Each Participant must conduct his or her own investigations and analysis of the operations and prospects of the Company that it considers necessary or desirable and should determine for itself its interest in acquiring shares of Stock in the Company on the basis of such independent assessment and investigation.

Not an offer document. This Agreement is not a “prospectus” or “disclosure document” for the purposes of the Corporations Act and will not, and is not required to, be lodged with the Australian Securities and Investments Commission. The Award Agreement is not required to, and does not, contain all the information which would be required in a prospectus or disclosure document, or all of the information that a prospective investor may desire or should obtain in order to make an informed investment decision.

Terms and Conditions

Compliance with Laws. The Participant is responsible for complying with any laws applicable to them in connection with the Award, any stock issued or transferred on vesting, and any disposal of that stock. The Company gives no advice in relation to those matters and recommends that the Participant obtain their own professional advice where appropriate.

Offer of Award. The Company, in its absolute discretion, may make a written offer to an eligible person who is an Australian resident it chooses to accept the Award. The Company will determine eligibility to participate (subject to the Corporations Act).

The offer will specify the maximum number of shares of Stock the Participant may accept under the Award, the date of grant, the expiration date, the vesting conditions (if any), any applicable holding period and any disposal restrictions attaching to the Award or the resulting shares of Stock (all of which may be set by the Company in its absolute discretion).

The offer will be accompanied by an acceptance form and a copy of the Plan and this Agreement or, alternatively, details on how the Participant may obtain a copy of the Plan and this Agreement.

Grant of Award. If the Participant validly accepts the Company’s offer of Award, the Company will grant the Participant the Award for the number of shares of Stock for which the Award was accepted. However, the Company will not do so if the Participant has ceased to be an eligible person at the date when the Award is to be granted or the Company is otherwise prohibited from doing so under the Corporations Act without a disclosure document, product disclosure statement or similar document.

The Company will provide a copy of this Agreement in respect of the Award granted to the Participant as part of the offer to the Participant.

CANADA

Terms and Conditions

Termination of Service. Sections 5.1 and 11(a), (b), (f), (i) and (l) do not apply to Participants employed in Canada.

Notwithstanding any provision of the Plan or this Agreement, the following provision shall apply to Participants employed in Canada:

Except to the extent otherwise provided by the Superseding Agreement, if any, in the event that the Participant’s Service terminates for any reason or no reason, with or without cause, on the termination date, the Participant shall forfeit and the Company shall automatically reacquire all Units which are not, as of the time of such termination, Vested Units (“Unvested Units”), and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).

For purposes of this Agreement, the Participant’s “termination date” shall mean the later of (i) the date upon which the Participant ceases to actively perform services for the Company, without regard for the manner in which performance of services ceased (including, without limitation, termination without cause, termination for cause, constructive dismissal, resignation, frustration of employment for any reason, and whether termination was lawful or unlawful), and without regard to any notice period under contract or common law that is not worked, and (ii) the end of any minimum period of notice of termination (if any) required by applicable employment standards legislation in the circumstances of the Participant’s cessation of services. For clarity, unless otherwise expressly provided in this Agreement or determined by the Company, no Unit will vest under the Plan following the Participant’s termination date, or during any notice period under contact or common law save and except during the statutory notice period if required under applicable employment standards legislation, and the termination date will not be extended by any period of notice of termination under contract or at common or civil law in respect of which the Participant may receive pay in lieu of notice of termination or damages in lieu of such notice, save and except the minimum statutory notice if required under applicable employment standards legislation. For further certainty, a Canadian Participant shall not be entitled to payment or damages in respect of any unvested Unit forfeited, or the loss of opportunity for a Unit to vest, during any notice period under contract or common law, save and except the statutory notice period if required under applicable employment standards legislation.

Language Consent. The parties to this Agreement acknowledge that it is their express wish that this Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement relatif à la langue utilisée. Les parties reconnaissent avoir exigé que cette convention («Agreement») soit rédigée en anglais, ainsi que tous les documents, avis et procédures judiciaires, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente.

Notifications

Securities Law Information. The Participant is permitted to sell shares of Stock acquired through the Plan through the designated broker appointed by the Company, provided the resale of shares of Stock acquired under the Plan takes place outside of Canada, including, if applicable, through the facilities of a stock exchange on which the shares of Stock are listed.

Foreign Asset/Account Reporting Information. Canadian residents are required to report any foreign property (e.g., shares of Stock acquired under the Plan and possibly unvested Unit) on form T1135 (Foreign Income Verification Statement) if the total cost of their foreign property exceeds C$100,000 at any time in the year. It is the Participant’s responsibility to comply with these reporting obligations, and the Participant should consult with his or her personal tax advisor in this regard.

Share Settlement of Unit. Notwithstanding anything to the contrary in the Plan or this Agreement, Unit granted to Canadian Participants shall only be settled in shares of Stock and shall not be settled in cash.

FRANCE

Terms and Conditions

Units Not Tax-Qualified. The Unit is not intended to be a tax-qualified or tax-preferred award, including without limitation, under Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended. The Participant is encouraged to consult with a personal tax advisor to understand the tax and social insurance implications of the Unit.

Language Consent. By accepting the Unit, the Participant confirms having read and understood the documents relating to this grant (the Plan and this Agreement) which were provided in English language. The Participant accepts the terms of those documents accordingly. The Participant confirms that the Participant has a good knowledge of the English language.

En acceptant l’Attribution, le Bénéficiaire confirme avoir lu et compris les documents relatifs à cette attribution (le Plan et ce Contrat) qui ont été fournis en langue anglaise. Le Bénéficiaire accepte les dispositions de ces documents en connaissance de cause. Etant précisé que le Bénéficiaire a une bonne maîtrise de la langue anglaise.

Notifications

Securities Law Information. The grant of Unit under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in France.

Foreign Asset/Account Reporting Information. The Participant may hold shares of Stock acquired upon vesting/settlement of the Unit, any proceeds resulting from the sale of shares of

Stock or any dividends paid on such shares of Stock outside of France, provided the Participant declares all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) with his or her annual income tax return. Failure to complete this reporting may trigger penalties for the Participant.

HUNGARY

Notifications

Securities Law Information. The grant of Unit under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Hungary.

The grant of Unit made pursuant to and in compliance with the private placement rules under the Capital Markets Act CXX of 2001. However, the Company will file a notification with the Hungarian Financial Supervisory Authority as applicable.

Non-Qualification of Award. The Participant understands that the Unit is not intended to be tax-qualified or preferred under the laws of Hungary.

Data Privacy. The Participant acknowledges that a separate privacy notice concerning the processing of personal data in relation to the implementation, administration and management of the Plan is attached to the Agreement, and confirms that they have read and understood its contents.

Language. By accepting the Unit, the Participant confirms having read and understood the documents relating to this grant (the Plan and this Agreement) which were provided in English language. The Participant accepts the terms of those documents accordingly. The Participant confirms that the Participant has a good knowledge of the English language.

INDIA

Terms and Conditions

Tax Withholding. The following provision supplements Section 7 of this Agreement:

The Participant agrees that under the provisions of the (Indian) Income Tax Act, 1961, or the Indian Income Tax Act, 2025, as applicable, the Company would be required to withhold Tax Obligations on the value of the benefit earned by the Participant as a result of the Participant’s participation in the Plan. Such benefit shall be computed according to the provisions of the applicable Indian law.

The Participant agrees that the Company may calculate the Tax Obligations to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right that the Participant may have to recover an overpayment from the relevant tax authorities. The Participant agrees that the Company may withhold the Tax Obligations from the Participant’s wages or other cash compensation paid to the Participant by the Company. The Participant agrees to pay to the Company the Tax Obligations that the Company may be required to withhold or account, if such Tax Obligations cannot be satisfied by the means previously described.

The Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all Tax Obligations is and remains the responsibility of the Participant and may exceed the amount actually withheld by the Company.

Notifications

Exchange Control Information. The Participant understands and agrees that he or she shall repatriate any proceeds from the sale of shares of Stock acquired under the Plan to India and convert the proceeds into local currency without any delay as soon as possible. The Participant will receive a foreign inward remittance certificate (“FIRC”) from the bank where he or she deposits the foreign currency. The Participant shall maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or his or her employer requests proof of repatriation.

Foreign Asset/Account Reporting Information. Indian residents are required to declare the following items in their annual tax return: (i) any foreign assets held by them (including shares of Stock acquired under the Plan), and (ii) any foreign bank accounts for which they have signing authority. It is the Participant’s responsibility to comply with applicable foreign asset tax laws in India and the Participant shall consult with his or her personal tax advisor to ensure that the Participant is properly reporting his or her foreign assets and bank accounts. The Participant’s local employer will issue a Form 16 to the Participant and report perquisites in Form 12BA after the end of the Financial Year.

NETHERLANDS

Notifications

Relocation Outside the Netherlands. If the Participant relocates to a Participating Company located outside the Netherlands, the Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Units and on any Shares acquired under the Plan, to the extent the Company determines necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Securities Law Information. The grant of Unit under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in the Netherlands.

Prohibition Against Insider Trading. The Participant should be aware of the Dutch insider trading rules, which may affect the sale of shares of Stock acquired under this Agreement. In particular, the Participant may be prohibited from effecting certain share transactions if the Participant has insider information regarding the Company. Below is a discussion of the applicable restrictions. The Participant is advised to read the discussion carefully to determine whether the insider rules could apply to him or her. If it is uncertain whether the insider rules apply, the Company recommends that the Participant consults with a legal advisor. The Company cannot be held liable if the Participant violates the Dutch insider trading rules. The Participant is responsible for ensuring the Participant’s compliance with these rules. The Company may, when deemed necessary impose blackout periods during which no shares may be effected in accordance with the Insider Trading Policy of the Company and relevant European and/or Dutch law.

Dutch securities laws prohibit insider trading. As of 3 July 2016, the European Market Abuse Regulation (MAR), is applicable in the Netherlands. For further information, the Participant is referred to the website of the Authority for the Financial Markets (AFM): https://www.afm.nl/nl-nl/sector/themas/marktmisbruik.

Given the broad scope of the definition of insider information, certain employees of the Company working at its Dutch Participating Company may have insider information and thus are prohibited from making a transaction in securities in the Netherlands at a time when they have such insider information. By entering into and participating in this Agreement, the Participant acknowledges having read and understood the notification above and acknowledges that it is the Participant’s responsibility to comply with the Dutch insider trading rules, as discussed herein.

The Company will withhold relevant wage tax and social security contributions from your salary or the proceeds of the RSUs, if required by Dutch law.

PORTUGAL

Notifications

Exchange Control Information. If the Participant receives shares of Stock upon vesting of Unit, the acquisition of the shares of Stock should be reported to the Banco de Portugal for statistical purposes. If the shares of Stock are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on the Participant’s behalf. If the shares of Stock are not deposited with a commercial bank or financial intermediary in Portugal, the Participant is responsible for submitting the report to the Banco de Portugal.

Securities Law Information. The grant of Unit under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Portugal.

SPAIN

Terms and Conditions

Service Conditions. This provision supplements Section 11 of this Agreement:

In accepting this Unit, the Participant consents to participate in the Plan and acknowledges that he or she has received a copy of the Plan.

The Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant Unit under the Plan to individuals who may be employees of the Company or any Participating Company throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Participating Company, over and above the specific terms of the Plan. Consequently, the Participant understands that this Unit is granted on the assumption and condition that this Unit and any shares of Stock acquired upon exercise of this Unit are not part of any employment contract (either with the Company or any Participating Company) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Participant understands that this Unit would not be granted to the Participant but for the assumptions and conditions referred to herein; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of this Unit shall be null and void.

This Unit is a conditional right to shares of Stock and will be forfeited in the case of the Participant’s termination of employment. This will be the case even if (1) the Participant is considered to be unfairly dismissed without cause (despido improcedente); (2) the Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal, whether adjudged or recognized to be with or without cause; (3) the Participant terminates employment due to a change of work location, duties or any other material modification of the terms of employment; (4) the Participant terminates employment due to unilateral breach of contract of the Company or any of its Subsidiaries; or (5) The Participant’s employment terminates for any other reason whatsoever (including, but not limited to, mutual agreement, resignation, retirement, death, permanent disability, causes included in the employment contract, expiry of the temporary contract, force majeure and under Article 10.3 of the Royal Decree Law 1382/1985). Consequently, upon termination of the Participant’s employment for any of the reasons set forth above, the Participant will automatically lose any rights to the unvested Unit granted to him or her as of the date of the Participant’s termination of employment, as described in the Plan and this Agreement.

Notifications

Securities Law Information. The grant of Unit under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Spain.

The Units do not qualify under Spanish Law as securities. No “offer to the public,” as defined under Spanish Law, has taken place or will take place in the Spanish territory. Neither the Plan nor this Agreement have been registered with the Comisión Nacional del Mercado de Valores and do not constitute a public offering prospectus.

Exchange Control Information. The Participant must declare the acquisition and sale of shares of Stock to the Dirección General de Comercio y Inversiones (the “DGCI”) for statistical purposes. Because the Participant will not acquire or sell the shares of Stock through the use of a Spanish financial institution, the Participant must make the declaration himself or herself by filing a D-6 form with the DGCI. Generally, the D-6 form must be filed each January while the shares of Stock are owned as of December 31 of each year; however, if the value of the shares of Stock or the sale proceeds exceed a certain designated amount, a declaration must be filed within one month of the acquisition or sale, as applicable.

Foreign Asset/Account Reporting Information. To the extent that the Participant holds shares of Stock and/or has bank accounts outside Spain with a value in excess of a certain designated amount (for each type of asset) as of December 31 each year, the Participant will be required to report information on such assets through tax form 720. After such shares of Stock and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported shares of Stock or accounts increases by more than a certain designated amount. The Participant should consult his or her personal advisor in this regard. Further, the Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the shares of Stock held in such accounts if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed certain designated amount.

UNITED KINGDOM

Notifications

Securities Law Information. Neither this Agreement nor Appendix, nor the Plan Prospectus is a prospectus for the purposes of applicable United Kingdom law, including the Public Offers and Admission to Trading Regulations 2024. The Plan, this Agreement, the Award and any Unit granted under this Agreementare exclusively available in the UK to addressees who are bona fide employees and former employees of the Company or an Affiliate of the Company.

Non-Qualification of Award. The Award is not intended to be tax-qualified or tax-preferred for purposes of UK tax rules.

Tax Consultation. The Participant understands that he or she may suffer adverse tax consequences as a result of the vesting of the Units and/or Participant’s acquisition, holding or disposition of the shares. The Participant represents that he or she will consult with any tax advisors the Participant deems appropriate in connection with the vesting of the Units and/or acquisition, holding or disposition of the shares, including in relation to reporting requirements, and that the Participant is not relying on the company or any Participating Company for any tax advice.

Prohibition Against Insider Dealing. The Participant should be aware of:

1.
the insider dealing rules of the United Kingdom’s retained law version of Regulation (EU) No 596/2014 of the European Parliament and Council (Market Abuse Regulation) which apply in the UK; and
2.
the UK's insider dealing rules under the Criminal Justice Act 1993,

and any other relevant legislation or regimes as may be introduced and/or amended from time to time, any of which may affect transactions under the Plan such as the acquisition or sale of shares of Stock acquired under the Plan, including if the Participant has inside information regarding the Company. If the Participant is uncertain whether any insider dealing or similar rules apply, the Company recommends that the Participant consults with a legal advisor. The Company cannot be held liable if the Participant violates any applicable insider dealing rules. The Participant is responsible for ensuring his or her compliance with these rules.

Share Settlement of Unit. Notwithstanding anything to the contrary in the Plan or this Agreement, Units granted to UK Participants shall only be settled in shares of Stock and shall not be settled in cash.

No Relation to Employment Status. Section 11(f) of this Agreement shall be replaced by “The Participant’s participation in the Plan shall not create a right to further Service with any Participating Company and shall not interfere with the ability of any Participating Company to terminate the Participant’s Service in accordance with the terms of the Participant’s Service and the requirements of applicable law.”

No Deferral. No deferral of any part of the shares of Stock or other property otherwise issuable to the Participant shall be permitted by election of the Participant (whether under section 9.6 of the Plan or otherwise) following the date of this Agreement.

Tax Obligations. Without prejudice to section 7.1, for the purposes of this Agreement "Tax Obligations" shall also include any or all income tax and employee's National Insurance contributions together with any similar or analogous taxes or other sums in any jurisdiction which any Participating Company or relevant employer is required to withhold, deduct and/or account for on behalf of or in respect of the relevant Participant to HM Revenue & Customs or any other taxing or other governmental authority (whether within the United Kingdom or not) competent to collect, assess or administer any Tax Obligation in connection with any aspect of the Award, including the grant, vesting or settlement of the Award, the subsequent sale of shares acquired pursuant to such settlement, or the receipt of any dividends. Notwithstanding any other provision of this Agreement or the Plan, each UK Participant shall, to the extent permitted by law, indemnify each relevant Participating Company and employer against any Tax Obligations (other than any employer's National Insurance contributions, other employer's social security obligations and apprenticeship levy) which such Participating Company or employer is liable or required to withhold, deduct and/or account for in respect of in connection with any aspect of the Award or Unit, including the grant, vesting or settlement of the Award or Unit, the subsequent sale of shares acquired pursuant to such settlement, or the receipt of any dividends.

Section 431 Election. As a condition of participation in the Plan and the grant of the Award and the Units pursuant to the Grant Notice and this Agreement, the Committee may require a UK

Participant to enter into an election under section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 in relation to any shares of Stock or other relevant property acquired or to be acquired by the UK Participant in connection with and/or as a result of any Unit or this Agreement.

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End of the Appendix